UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2023

Hostess Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-37540	47-4168492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7905 Quivira Road
Lenexa,	KS	66215
(Address of principal executive offices)		(Zip Code)
(816) 701-4600
(Registrant’s telephone number, including area code)

7905 Quivira Lenexa, Kansas 66215
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of exchange on which registered
Class A Common Stock, par value $0.0001 per share	TWNK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company
☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2023, Hostess Brands, LLC (the “Borrower”), an indirect subsidiary of Hostess Brands, Inc. (the “Company”), refinanced its $983.2 million of term loans (the “Existing Term Loans”) and its $100.0 million of revolving credit facility commitments (the “Existing Revolving Facility Commitments”), by entering into a new First Lien Credit Agreement, dated as of June 30, 2023 (the “New First Lien Credit Agreement”), among HB Holdings, LLC (“Holdings”), the Borrower, the lenders party thereto from time to time (the “Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent. Under the New First Lien Credit Agreement, the Lenders made $985.0 million aggregate principal amount of term loans (the “New Term Loans”) to the Borrower and certain Lenders agreed to make $200.0 million of revolving facility commitments (the “New Revolving Facility Commitments”) available to the Borrower. The proceeds of the New Term Loans were used to repay in full the Existing Term Loans and to pay certain fees and expenses incurred in connection with the refinancing. As a result of the refinancing, the Existing Term Loans and Existing Revolving Facility Commitments were terminated.

Interest on the New Term Loans will be paid at a rate, at the Borrower's option, of either (a) an adjusted term SOFR rate (subject to a SOFR floor of 0.00% per annum) plus an applicable margin of 2.50% per annum or (b) a base rate plus an applicable margin of 1.50% per annum. The New Term Loans will mature on June 30, 2030.

Interest on the New Revolving Facility Commitments will be paid at a rate, at the Borrower's option, of either (a) an adjusted term SOFR rate (subject to a SOFR floor of 0.00% per annum) plus an applicable margin of between 2.25% and 2.00% per annum, (b) a base rate plus an applicable margin of 1.25% or 1.00% per annum or (c) a CDOR rate (subject to a CDOR floor of 0.00% per annum) plus an applicable margin of between 2.25% and 2.00% per annum. Borrowings under the New Revolving Facility Commitments will mature on June 30, 2028.

The First Lien Credit Agreement contains customary terms, conditions and covenants which, other than certain modifications to the financial covenant and certain of the negative covenants and other than as set forth above, are substantially the same as the terms, conditions and other covenants that were applicable to the Existing Term Loans and Existing Revolving Facility Commitments.

The foregoing description of the New First Lien Credit Agreement is qualified in its entirety by reference to the New First Lien Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibits
10.1	First Lien Credit Agreement, dated as of June 30, 2023
104.1	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

HOSTESS BRANDS, INC.

Date: June 30, 2023	By:	/s/ Travis E. Leonard
	Name:	Travis E. Leonard
	Title:	Executive Vice President, Chief Financial Officer